Exhibit 10.28

[Stamp] 000010

Henan Wanzhong Real Estate Co., Ltd.

Share Transfer Agreement

Transferor	Yang Yuyan	(Party A)

Transferee	Henan Xinyuan Real Estate Co., Ltd.	(Party B)

In accordance with the “Company Law of the People’s Republic of China” and the by-laws of the Henan Wanzhong Real Estate Co., Ltd. (hereinafter the “Company”), Party A and Party B under the principles of equality and mutual benefit have undertaken negotiations and have received the consent of the Company stockholders to enter into the following agreement:

1. Party A is willing to transfer to Party B shares from the Company in Renminbi (longform) two million Yuan, (¥2,000,000.00 Yuan) in total (from which [no value entered]    yuan), Party B is willing to accept the transfer sum of 1,827,759.066 Yuan.

2. The share transfer shall be completed on March 16, 2006

3. Starting from the day the share transfer is completed, Party A will no longer enjoy the rights nor bear the obligations pertinent to the share transfer. Party B acknowledges the Company by-laws and shall enjoy the rights and bear the obligations of shareholder of the Company.

Party A	Yang Yuyan	Party B [Seal] Henan Wanzhong Real Estate Co., Ltd.

(Seal or signature)	(Seal or signature)

March 16, 2006